UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2005

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2005, the Compensation Committee of Susquehanna Bancshares, Inc. (“Susquehanna”), set specific performance goals and business criteria relating to executives participating in Susquehanna’s 2005 Key Executive Compensation Plan (the “Plan”). The Plan was previously filed as Exhibit 10.1 to Susquehanna’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2005.

The Plan consists of two components: Short Term Incentives (“STI”) and Long Term Incentives (“LTI”).

STI awards, consisting of cash incentives, are designed to reward the achievement of specific, predetermined performance objectives, and are based on overall company performance, division (or business unit) performance, and individual performance. Overall company performance must reach a minimum threshold for any executive to earn STI compensation. The relative weight given to each performance criterion in determining individual STI awards varies by executive.

For participating named executive officers, 80% of STI compensation in 2005 will be based on overall company performance and the remaining 20% will be based on individual performance. Named executive officers participating in the STI component of the Plan are as follows: William J. Reuter, Chairman of the Board, President and Chief Executive Officer; Gregory A. Duncan, Executive Vice President and Chief Operating Officer; Drew K. Hostetter, Executive Vice President and Chief Financial Officer; and Michael M. Quick, Executive Vice President and Group Executive. Bernard A. Francis, Jr., Vice President and Director of Wealth Management, is not participating in the STI component of the Plan.

LTI awards, which consist of stock options and are based upon the same performance objectives as STI awards, are designed to reward performance and align executives with the long-term interests of Susquehanna shareholders. Under the Plan, minimum achievement levels are established for each executive, below which no LTI compensation may be paid, as are maximum achievement levels, the realization or surpassing of which may entitle the executive in question to a maximum award.

Contingent upon the realization of maximum performance objectives, named executive officers participating in the LTI component of the Plan may be awarded options up to the following amounts for 2005: William J. Reuter, 60,000; Gregory A. Duncan, 24,000; Drew K. Hostetter, 24,000; Michael M. Quick, 24,000; Bernard A. Francis, Jr., 15,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Edward Balderston, Jr.
Edward Balderston, Jr.
Executive Vice President &
Chief Administrative Officer

Dated: June 3, 2005